Exhibit a(viv) under Form N-1A
                                    Exhibit 3(i) under Item 601/ Reg. S-K


                                SOUTHTRUST FUNDS

                                Amendment No. 10

                                     to the

                             MASTER TRUST AGREEMENT

                               Dated March 4, 1992

           THIS Master Trust Agreement is amended as follows:

A. Strike the first sentence of Section 7.4 of Article VII from the Master Trust Agreement and substitute in its place the following:


            Section 7.4. Resident Agent. The Trust may appoint and maintain a resident agent in the Commonwealth of Massachusetts, which shall be c/o Donnelly Conroy & Gelhaa, 73 Tremont Street, boston, Massachusetts, 02108, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

      The undersigned, Vice President, hereby certifies that the above- stated Amendment is a true and correct Amendment to the Master Trust Agreement, as adopted by the Board of Trustees by Unanimous Consent on the 28th day of January, 2000.

      Witness the due execution hereof this 29th day of January, 2000.

                                          /S/ BETH S. BRODERICK, VICE
                                          ----------------------------
      PRESIDENT

                                          Beth S. Broderick, Vice
      President